Exhibit 99.1

                               PRESS RELEASE
                            REPORT OF EARNINGS


                                                           November 5, 2010
                                                    Shawnee Mission, Kansas

The following is a report of earnings for Seaboard Corporation (NYSE Amex symbol: SEB) with offices at 9000 West 67th Street, Shawnee Mission, Kansas 66202, (the "Company"), for the three months ended October 2, 2010 and October 3, 2009, in thousands of dollars except share and per share amounts.

                                     Three Months Ended     Nine Months Ended
                                    October 2, October 3, October 2, October 3,
                                        2010       2009       2010       2009

Net sales                           $1,111,813 $  854,625 $3,180,552 $2,642,023

Net earnings attributable to
 Seaboard                           $   39,869 $   36,715 $  180,251 $   79,607


Net earnings per common share       $    32.74 $    29.69 $   146.93 $    64.32

Average number of shares outstanding 1,217,828  1,236,758  1,226,780  1,237,675




Notes to Report of Earnings:

Seaboard Corporation today filed its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission. Seaboard has provided access to the Quarterly Report on Form 10-Q on its website at http://www.seaboardcorp.com/investor-sec.aspx.

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